UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019 (May 15, 2019)

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue

Omaha, Nebraska 68154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 669-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On May 16, 2019, TD Ameritrade Clearing, Inc. (“TDAC”), a wholly-owned subsidiary of TD Ameritrade Holding Corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”), led by Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. (“JPM”), U.S. Bank National Association, TD Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint bookrunners and joint lead arrangers, and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the Lenders have committed to make available to TDAC a new $850 million senior unsecured revolving loan facility.

The maturity date of the Credit Agreement is May 14, 2020. Borrowings under the Credit Agreement may be used for working capital needs and for general corporate purposes.

The applicable interest rate under the Credit Agreement is calculated as a per annum rate equal to, at the option of TDAC, (a) LIBOR plus an applicable margin, which is currently 1.00% (“Eurodollar loans”) or (b) the federal funds effective rate plus an applicable margin, which is currently 1.00% (“Federal Funds Rate loans”). The applicable margins for both Eurodollar loans and Federal Funds Rate loans under the Credit Agreement will be reduced in the event of certain improvements in the Company’s senior unsecured long-term debt ratings (subject to a minimum of 0.75% for both Eurodollar loans and Federal Funds Rate loans) and will be increased in the event of certain reductions in the Company’s senior unsecured long-term debt ratings (subject to a maximum of 1.25% for both Eurodollar loans and Federal Funds Rate loans). TDAC pays an annual commitment fee which is a percentage of the unused capacity of the Credit Agreement. The commitment fee varies based on the Company’s senior unsecured long-term debt ratings and is currently 0.08%.

The Credit Agreement contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of TDAC and its subsidiaries, changes in nature of business, mergers, consolidations, and the sale of all or substantially all of the assets of TDAC and its subsidiaries, taken as a whole. TDAC is also required to maintain minimum consolidated tangible net worth and is required to maintain compliance with minimum regulatory net capital requirements. The Credit Agreement also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties.

The Credit Agreement includes events of default customary for such financings, including, but not limited to, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform negative covenants, failure to perform other terms and conditions, events of bankruptcy and insolvency, change of control and unsatisfied judgments.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On May 16, 2019, in connection with the entry into the Credit Agreement described above, TDAC terminated its Credit Agreement, dated as of May 17, 2018, among TDAC, the lenders and agents party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Existing Credit Agreement”). There were no material termination penalties in connection with the termination of the Existing Credit Agreement.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved an amended and restated Management Incentive Plan (effective May 15, 2019) (the “Amendment”). The Management Incentive Plan (the “MIP”) was amended to remove certain provisions that related to Internal Revenue Code section 162(m) (“section 162(m)”). The Tax Cuts and Jobs Act of 2017 eliminated the “performance-based” exception to tax deductibility limits under section 162(m), pursuant to which companies potentially could receive a full tax deduction for compensation that otherwise might not be fully tax deductible.

The MIP originally was adopted in 2006 and was last approved by the Company’s stockholders at the 2016 Annual Meeting. The MIP is intended to help increase stockholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The MIP permits these executives (which typically include all of the executive officers listed in the Company’s proxy statement and certain other key executives) to earn incentive awards for the achievement of specified goals relating to the performance of the Company. The MIP is administered by the Committee. Any earned awards generally are paid in cash although the Committee reserves the authority to pay in the form of vested or unvested awards under a Company-sponsored equity incentive plan. The MIP was amended to delete certain provisions that no longer are applicable due to the elimination of the performance-based exception, including defined terms and timing requirements related to section 162(m). The Amendment also somewhat expands the categories of performance measures that the Committee may use in setting the goals that must be achieved in order to earn an award and increases the Committee’s flexibility to adjust any otherwise earned award. The Amendment does not increase the maximum amount that can be earned under the MIP by any executive, as set forth in the MIP.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated May 16, 2019, among TD Ameritrade Clearing, Inc., the lenders parties thereto, Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association, TD Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint bookrunners and joint lead arrangers, and Wells Fargo Bank, National Association, as administrative agent.

10.2	TD Ameritrade Holding Corporation Amended and Restated Management Incentive Plan, dated May 15, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: May 20, 2019	By:	/s/ Stephen J. Boyle
	Name:	Stephen J. Boyle
	Title:	Executive Vice President, Chief Financial Officer

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